Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252
PMC Commercial Trust Announces Fourth Quarter and Year-End Results
PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	March 13, 2006
PMC Commercial Trust (AMEX: PCC) announced fourth quarter and year-end results today. Our income from continuing operations was $2,837,000 ($0.26 per share) during the three months ended December 31, 2005 compared to $3,027,000 ($0.28 per share) during the three months ended December 31, 2004. The primary reason for the reduction in income from continuing operations was a $432,000 increase in general and administrative expenses relating primarily to legal fees and real estate taxes associated with the bankruptcy of the tenant of our hotel properties and real estate taxes. For the three months ended December 31, 2005, net income was $2,944,000, or $0.27 per share, compared to $3,804,000, or $0.35 per share, for the three months ended December 31, 2004. Included in our fourth quarter 2005 discontinued operations were impairment losses of approximately $220,000 and a reduction in rental income on our real estate investments held for sale.
For the year ended December 31, 2005, our income from continuing operations was $8,980,000 ($0.83 per share) compared to $10,013,000 ($0.99 per share) during the year ended December 31, 2004. Net income was $11,297,000, or $1.04 per share in 2005 compared to $24,781,000, or $2.44 per share during 2004. Results for 2004 included an $11,593,000 extraordinary gain resulting from our merger with PMC Capital, Inc.
Income from continuing operations during 2005 includes a provision for loss on our rent and related receivables of $1,255,000, impairment losses of $815,000 on our real estate investments and realized losses on our retained interests in transferred assets of $467,000. Income from continuing operations during 2004 includes realized losses on our retained interests in transferred assets of $1,182,000. Excluding these significant non-cash items, our income from continuing operations would have increased to $11.5 million in 2005 from $11.2 million during 2004.
Total revenues increased by approximately $4.4 million compared to 2004 primarily from an increase in interest income due to an increase in loans receivable outstanding and an increase in variable interest rates (both prime and LIBOR). During 2005, income from retained interests in transferred assets increased approximately $0.7 million due to the merger, increased accretion rates and unanticipated prepayment fees.
Total expenses increased by approximately $4.8 million primarily as a result of (1) increased overhead (comprised of salaries and related benefits, general and administrative and advisory and servicing fees expense) of approximately $2.2 million due in large part to the increase in our serviced investment portfolio from the merger and increased professional fees including fees relating to our tenant’s bankruptcy, (2) a provision for loss on our rent and related receivables of $1.3 million, (3) increased interest expense of approximately $0.8 million due primarily to an increase in outstanding debt mainly due to borrowings necessary to fund our increased loan portfolio and an increase in LIBOR which increased interest on our variable-rate debt and (4) impairment losses of approximately $0.8 million on our real estate investments included in continuing operations.
Commencing in 1998, we acquired 30 hotel properties from Arlington Hospitality, Inc. (“Arlington”), which we then leased back to a subsidiary of Arlington. During 2005, Arlington filed for bankruptcy. Arlington operated

PMC COMMERCIAL TRUST	Earnings Press Release	March 13, 2006
substantially all of the remaining properties until mid-January 2006 when (1) the Bankruptcy Court approved the rejection of the remaining leases, (2) we assumed operations through third party management companies and (3) an additional two financed properties were repossessed.
As part of our proactive sales effort, only nine of the aggregate 32 properties remain, and we anticipate the disposition of all but three of the hotel properties before the end of 2006. During 2005, we sold six Amerihost properties resulting in gains of approximately $1.3 million. To date in 2006, we sold six additional properties resulting in gains of approximately $1.8 million.
Dr. Andrew S. Rosemore, Chairman of the Board, stated, “I’m pleased that we have been able to remain very profitable during what has been a challenging period for our company. In fact, we have been profitable every quarter since we began operations in 1993 and have paid out dividends of $18.30 per share since our inception. Although the lessee of our hotel properties defaulted and became insolvent, our fundamentals have remained strong which allowed us to maintain a $0.30 quarterly dividend during this period. Our Board of Trust Managers expects to maintain this dividend rate for 2006. Our loan portfolio is performing very well with delinquencies and loan losses remaining at low levels. In addition, our property sales have been proceeding at a rapid pace and are reported in a separate release today.”
Our loan originations during the quarter and year ended December 31, 2005 were approximately $24.4 million and $58.9 million, respectively, compared to our loan originations during the quarter and year ended December 31, 2004 of approximately $14.8 million and $53.7 million, respectively. In addition, at December 31, 2005, our outstanding commitments to fund new loans were approximately $50.5 million.
The following tables contain comparative selected financial data as of December 31, 2005 and December 31, 2004 and for the year and three-month periods ended December 31, 2005 and 2004:
FINANCIAL POSITION INFORMATION
(In thousands)

	December 31,		Increase
	2005	2004	(Decrease) %
Loans receivable, net	$157,574	$128,234	23%
Retained interests in transferred assets	$62,991	$70,523	(11%)
Real estate investments	$23,550	$38,082	(38%)
Total assets	$259,192	$253,840	2%
Debt	$84,040	$75,349	12%
Total beneficiaries’ equity	$157,017	$161,304	(3%)
Shares outstanding	10,766	10,877	(1%)

PMC COMMERCIAL TRUST	Earnings Press Release	March 13, 2006
RESULTS OF OPERATIONS
(In thousands, except per share information)

	Years Ended December 31,			Three Months Ended December 31,
	2005	2004	Incr (Decr) %	2005	2004	Incr (Decr) %
Income:
Interest income	$11,578	$8,162	42%	$3,377	$2,457	37%
Lease income	1,127	1,332	(15%)	174	398	(56%)
Income from retained interests in transferred assets	9,458	8,763	8%	2,505	2,789	(10%)
Other income	3,421	2,974	15%	655	746	(12%)

Total income	25,584	21,231	21%	6,711	6,390	5%

Expenses:
Interest expense	4,805	3,995	20%	1,334	1,081	23%
Advisory and servicing fees, net	—	248	(100%)	—	—	NA
Depreciation	359	416	(14%)	74	105	(30%)
Salaries and related benefits	4,553	3,557	28%	1,197	1,182	1%
General and administrative expenses	3,304	1,882	76%	939	507	85%
Impairment losses	815	—	NA	1	—	NA
Realized losses on retained interests in transferred assets	467	1,182	(60%)	80	465	(83%)
Provision for loss on rent and related receivables	1,255	—	NA	172	—	NA
Provision for (reduction of) loan losses, net	298	(253)	(218%)	(96)	(45)	113%

Total expenses	15,856	11,027	44%	3,701	3,295	12%

Income before income tax provision, minority interest, discontinued operations and extraordinary item	9,728	10,204	(5%)	3,010	3,095	(3%)
Income tax expense	(658)	(116)	467%	(150)	(46)	226%
Minority interest (preferred stock dividend of subsidiary)	(90)	(75)	20%	(23)	(22)	5%

Income from continuing operations	8,980	10,013	(10%)	2,837	3,027	(6%)

Discontinued operations	2,317	3,175	(27%)	107	777	(86%)

Income before extraordinary item	11,297	13,188	(14%)	2,944	3,804	(23%)

Extraordinary item: negative goodwill	—	11,593	NA	—	—	NA

Net income	$11,297	$24,781	(54%)	$2,944	$3,804	(23%)

Basic weighted average shares outstanding	10,874	10,134		10,840	10,870

Basic and diluted earnings per share:
Income from continuing operations	$0.83	$0.99	(16%)	$0.26	$0.28	(7%)
Discontinued operations	0.21	0.31	(32%)	0.01	0.07	(86%)
Extraordinary item	—	1.14	NA	—	—	NA

Net income	$1.04	$2.44	(57%)	$0.27	$0.35	(23%)

PMC COMMERCIAL TRUST	Earnings Press Release	March 13, 2006
REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
     The following reconciles net income to REIT taxable income:

	Years Ended December 31,
	2005	2004	2003
	(In thousands)
Net income	$11,297	$24,781	$8,174
Less: taxable REIT subsidiaries net income, net of tax	(1,414)	(145)	—
Add: book depreciation	1,240	1,872	1,967
Less: tax depreciation	(1,483)	(1,935)	(1,927)
Book/tax difference on property sales	(350)	135	(650)
Book/tax difference on Retained Interests, net	1,880	3,557	672
Impairment losses	2,210	—	—
Negative goodwill	—	(11,593)	—
Asset valuation	181	(516)	310
Other book/tax differences, net	(273)	96	127

REIT taxable income	$13,288	$16,252	$8,673

Distributions declared	$13,569	$14,140	$9,932

Common shares outstanding	10,766	10,877	6,453

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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